Exhibit 99.1

●●●●●●●●●●●●●●●●●●●●●●●

Transocean Ltd.
Investor Relations and Communications Dept.

●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●●

Analyst Contacts:	Thad Vayda	News Release
+1 713-232-7551

Chris Kettmann
+1 713-232-7420

Media Contact:	Guy A. Cantwell	FOR RELEASE: February 20, 2012
+1 713-232-7647

TRANSOCEAN LTD. BOARD SETS AGENDA FOR

2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that the Board of Directors has determined the agenda for the 2012 Annual General Meeting of Shareholders. The Board of Directors is recommending that the company’s shareholders approve, among other items:

•                  The re-election of Edward R. Muller and Tan Ek Kia as Class I Directors for three-year terms.

•                  The election of Glyn Barker as a Class I Director for a three-year term. Mr. Barker is the retired Vice Chairman—UK of PricewaterhouseCoopers (PwC) and has previously served in a variety of positions at PricewaterhouseCoopers, including UK Managing Partner, Global Leader of the PwC Private Equity Transaction Business and leading PwC’s strategy and business development for the geographic areas of Europe, the Middle East, Africa and India.  Mr. Barker is also a non-executive director of Berkeley Group Holdings plc and is Chairman Designate of the law firm Irwin Mitchell. He has significant international finance experience. This experience and the perspective it brings are expected to benefit the Board’s decision making process.

•                  The election of Vanessa C.L. Chang as a Class I Director for a three-year term. Ms. Chang is a director and shareholder of EL & EL Investments, a privately-held real estate business, and is also a non-executive director of Edison International and its wholly owned subsidiary, Southern California Edison Company, six individual investment funds in the American Funds family, and Blue Shield of California. Her experience and background in diverse industries, along with her financial and accounting background, will enhance the Board’s decision making process.

•                  The election of Chad Deaton as a Class I Director for a three-year term. Mr. Deaton is the Executive Chairman of Baker Hughes Incorporated, where he served as Chief Executive Officer until December 2011.  Mr. Deaton is also a non-executive director of Air Products and Chemical and Ariel Corporation. He has significant experience in the oilfield services industry. This experience and the perspective it brings are expected to benefit the Board’s decision making process.

The Board of Directors will not propose a dividend at the 2012 Annual General Meeting of Shareholders.  The Board’s decision for 2012 is based upon the consideration of multiple factors relevant to the company’s business in the context of its capital allocation strategy, which is to maintain a strong, flexible balance sheet and an investment grade rating on its debt; reinvest in the business through value enhancing opportunities; and return any excess cash to shareholders.  The Board will, consistent with historical practice and in accordance with applicable Swiss requirements, continue to evaluate the business and consider the return of excess cash to shareholders in the future.

The 2012 Annual General Meeting, which will open to shareholders of record as of May 1, 2012, will be held at 4 p.m., CET, on May 18, 2012, in Cham, Switzerland. Additional details on the meeting will be provided to shareholders in the company’s proxy statement.

Forward-Looking Statements

Statements regarding the dividend as well as any other statements that are not historical facts are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to the number of shares outstanding at the time of the payment of the dividend, exchange rates, actions by regulatory authorities, and other factors detailed in the company’s most recent Form 10-K, Form 10-Q, and other filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells.  Transocean owns or has partial ownership interests in and operates a fleet of 133 mobile offshore drilling units consisting of 50 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 48 Standard Jackups and one swamp barge.  In addition, we have two Ultra-Deepwater Drillships and four High-Specification Jackups under construction.  Transocean’s fleet specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services.  We believe we operate one of the most versatile mobile offshore drilling fleets in the world.

For more information about Transocean, please visit the website at www.deepwater.com.